Exhibit 23.1

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-143886), of Energy XXI (Bermuda) Limited. of our reports dated September 18, 2007, with respect to the consolidated financial statements and schedules of Energy XXI (Bermuda) Limited. as of June 30, 2007 and 2006 and for the year ended June 30, 2007 and the period from inception (July 25, 2005) through June 30, 2006, which appear in this Annual Report on Form 10-K for the year ended June 30, 2007.

/s/ UHY LLP

Houston, Texas
September 24, 2007